                                  Schedule 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

         Filed by the registrant  |X|
         Filed by a party other than the registrant  |_|

         Check the appropriate box:
         |_| Preliminary Proxy Statement      |_| Confidential, For Use of the
                                                  Commission Only (as permitted
                                                  by Rule 14a-6(e)(2))
         |X| Definitive Proxy Statement
         |_| Definitive Additional Materials
         |_| Soliciting Material Pursuant to Section 240.14a-12

                                   iCAD, Inc.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
         |X| No fee required
         |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
             and 0-11.
             (1)  Title of each class of securities to which transaction applies:
-------------------------------------------------------------------------------
             (2)  Aggregate number of securities to which transaction
                  applies:
-------------------------------------------------------------------------------
             (3)  Per unit price or other underlying value of
                  transaction computed pursuant to Exchange Act Rule
                  0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
-------------------------------------------------------------------------------
             (4)  Proposed maximum aggregate value of transaction:
-------------------------------------------------------------------------------
             (5)  Total fee paid:
-------------------------------------------------------------------------------
         |_| Fee paid previously with preliminary materials.
-------------------------------------------------------------------------------
         |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
         (1) Amount previously paid:
-------------------------------------------------------------------------------
         (2) Form, Schedule or Registration Statement No.:
-------------------------------------------------------------------------------
         (3) Filing Party:
-------------------------------------------------------------------------------
         (4) Date Filed:
-------------------------------------------------------------------------------
                                   iCAD, Inc.
                            4 Townsend West, Suite 17
                           Nashua, New Hampshire 03063


                                                                August 28, 2003


Dear Fellow Stockholders:

                  You are cordially invited to attend the Annual Meeting of Stockholders which will be held on Tuesday, September 23, 2003, at 10:00 A.M. (local time), at the Company's office, 4 Townsend West, Suite 17, Nashua, NH 03063.

                  The Notice of Annual Meeting and Proxy Statement, which follow, describe the business to be conducted at the meeting.

                  Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. After reading the enclosed Notice of Annual Meeting and Proxy Statement, please complete, sign, date and return your proxy card in the envelope provided. If the address on the accompanying material is incorrect, please advise our Transfer Agent, Continental Stock Transfer & Trust Company, in writing, at 17 Battery Place, New York, New York 10004.

                  Your vote is very important, and we will appreciate a prompt return of your signed proxy card. We hope to see you at the meeting.

                                         Cordially,


                                         Robert Howard
                                         Chairman of the Board
                                   iCAD, Inc.
                            4 Townsend West, Suite 17
                           Nashua, New Hampshire 03063


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 23, 2003


To the Stockholders of ICAD, INC.:

                  NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of iCAD, Inc. (the "Company") will be held on Tuesday, September 23, 2003, at 10:00 A.M. (local time), at the Company's office at 4 Townsend West, Suite 17, Nashua, NH 03063 for the following purposes:

         1. To elect two Class I directors to hold office until the Annual Meeting of Stockholders to be held in 2006 and until their respective successors have been duly elected and qualified;

         2. To approve an amendment to the terms of the Company's letter of credit agreement with Mr. Robert Howard, Chairman of the Board and a director of the Company;

         3. To ratify the appointment of BDO Seidman, LLP as the Company's independent accountants for the fiscal year ending December 31, 2003; and

         4. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

         Only stockholders of record at the close of business on August 1, 2003 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

                                          By Order of the Board of Directors,

                                          W. Scott Parr
                                          President and Chief Executive Officer
August 28, 2003

IF YOU DO NOT EXPECT TO BE PRESENT AT THE MEETING:

PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED FOR THAT PURPOSE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE, AND IF YOU ARE PRESENT AT THE MEETING YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT THAT TIME AND EXERCISE THE RIGHT TO VOTE YOUR SHARES PERSONALLY.


PLEASE NOTE THAT ATTENDANCE AT THE MEETING WILL BE LIMITED TO STOCKHOLDERS OF ICAD, INC. AS OF THE RECORD DATE (OR THEIR AUTHORIZED REPRESENTATIVES) HOLDING EVIDENCE OF OWNERSHIP. IF YOUR SHARES ARE HELD BY A BANK OR BROKER, PLEASE BRING TO THE MEETING YOUR BANK OR BROKER STATEMENT EVIDENCING YOUR BENEFICIAL OWNERSHIP OF ICAD, INC. STOCK TO GAIN ADMISSION TO THE MEETING.

                                   iCAD, Inc.

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                        TO BE HELD ON SEPTEMBER 23, 2003


                  This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of iCAD, Inc. (the "Company" or "iCAD") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on September 23, 2003, including any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting.

                  Management intends to mail this proxy statement and the accompanying form of proxy to stockholders on or about August 28, 2003.

                  Proxies in the accompanying form, duly executed and returned to the management of the Company and not revoked, will be voted at the Annual Meeting. Any proxy given pursuant to such solicitation may be revoked by the stockholder at any time prior to the voting of the proxy by a subsequently dated proxy, by written notification to the Secretary of the Company, or by personally withdrawing the proxy at the meeting and voting in person.

                  The address and telephone number of the principal executive offices of the Company are:

                            4 Townsend West, Suite 17
                           Nashua, New Hampshire 03063
                          Telephone No.: (603) 882-5200


                       OUTSTANDING STOCK AND VOTING RIGHTS

                  Only holders of the Company's common stock, par value $.01 per share, (the "Common Stock") and holders of the Company's Series A Preferred Stock at the close of business on August 1, 2003, (the "Record Date") are entitled to receive notice of and to vote at the Annual Meeting. As of the Record Date, the Company had 26,945,948 shares of Common stock outstanding. Each share of Common Stock is entitled to one vote on all matters. In addition, holders of the Company's Series A Preferred Stock vote together with holders of the Common Stock as a single class on all actions to be voted on by the stockholders. Each share of Series A Preferred stock entitles the holder to 100 votes per share. Based upon 7,150 shares of Series A Preferred Stock outstanding on the Record Date, the holders of the Series A Preferred Stock are entitled to an aggregate of 715,000 votes. There are no cumulative voting rights.

                                VOTING PROCEDURES

                  The directors will be elected by the affirmative vote of the holders of a plurality of the shares of Common Stock and Series A Preferred Stock voting together as one class that are present in person or represented by proxy at the Annual Meeting, provided a quorum is present. Therefore, the two nominees receiving the greatest number of votes cast at the meeting will be elected as directors of the Company. All other matters at the Annual Meeting, including approval of amendments to the letter of credit with Mr. Robert Howard and ratification of the appointment of BDO Seidman, LLP as the Company's independent auditors for its fiscal year ending December 31, 2003, will be decided by the affirmative vote of the holders of a majority of the votes represented by the shares of Common Stock and Series A Preferred Stock cast with respect thereto, provided a quorum is present. A quorum is present if, as of the Record Date, at least a majority of the aggregate votes represented by holders of the shares of Common Stock and Series A Preferred Stock outstanding as of the Record Date are present in person or represented by proxy at the Annual Meeting.

                  Votes will be counted and certified by one or more Inspectors of Election who are expected to be employees of Continental Stock Transfer & Trust Company, the transfer agent for the Common Stock. In accordance with Delaware law, abstentions and "broker non-votes" (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other person entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will be treated as present for purposes of determining the presence of a quorum. For purposes of determining approval of a matter presented at the meeting, abstentions will be deemed present and entitled to vote and will, therefore, have the same legal effect as a vote "against" a matter presented at the meeting. Broker non-votes will be deemed not entitled to vote on the subject matter as to which the non-vote is indicated and will, therefore, have no legal effect on the vote on that particular matter.

                  Proxies will be voted in accordance with the instructions thereon. Unless otherwise stated, all shares represented by a proxy will be voted as instructed. Proxies may be revoked as noted above.

                              ELECTION OF DIRECTORS

                  The Company's Certificate of Incorporation provides that the Company's Board of Directors is divided into three classes (Class I, Class II and Class III). At each Annual Meeting of Stockholders, directors constituting one class are elected for a three-year term. At this year's Annual Meeting, two
(2) Class I directors will be elected to hold office for a term expiring at the Annual Meeting of Stockholders to be held in 2006. Each director will be elected to serve during his elected term until a successor is elected and qualified or until the director's earlier resignation or removal.

                  At the Annual Meeting, proxies granted by stockholders will be voted individually for the election, as Class I directors of the Company, of the persons listed below, unless a proxy specifies that it is not to be voted in favor of a nominee for director. In the event any of the nominees listed below is unable to serve, it is intended that the proxy will be voted for such other nominees as are designated by the Board of Directors. Each of the persons named below, who are presently members of the Company's Board of Directors, has indicated to the Board of Directors of the Company that he will be available to serve.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDER VOTE FOR THE ELECTIONS OF THE NOMINEES SPECIFIED BELOW.

                  The following table sets forth the name, age and principal occupation of the nominees for election at this Annual Meeting and the length of continuous service as a director of the Company.

                                CLASS I DIRECTORS
                                 (to be elected)
                          (New Term to Expire in 2006)


                                                      Principal Occupation
Name of Nominee                 Age                       or Employment                         Director Since
---------------                 ---                       -------------                         --------------
Brett Smith                     33       Chairman and Chief Executive Officer of ei3                 2000
                                         Corporation
Kevin Woods                     37       Vice President of Research and Development of               2002
                                         the Company


                  Brett Smith has been the Chairman and CEO of ei3 Corporation, a provider of technology services to manufacturing companies utilizing advanced frame relay and internet technologies since 1999. Prior to joining ei3 Mr. Smith was a member of the restructuring team for Delta V Technologies, a subsidiary of Presstek, Inc. ("Presstek"), a public company which has developed proprietary imaging and consumables technologies for the printing and graphic arts industries, where he served as Director of Business Development from 1996 to 1999. From 1995 to 1996 Mr. Smith worked for the Asia Times newspaper start-up team in Hong Kong. He began his career as an analyst, from 1992 to 1994, at Susquehanna Investment Group. Mr. Smith received a Bachelor of Science from Emory University. Mr. Smith is the son of Mrs. Kit Howard, the wife of the Company's Chairman

                  Kevin Woods has been the Vice President of Research and Development for the Company since June 2002. From 1997 until the Company's acquisition of Intelligent Systems Software, Inc. ("ISSI") in June 2002, Dr. Woods served as Director and Vice President of Research and Development and was one of ISSI's founders. Prior to joining ISSI, Dr. Woods held a competitively awarded, post-doctoral research position funded by the U.S. Army Medical Research and Material Command's Breast Cancer Research Program. He has researched the automated analysis of digital mammogram images and was awarded research grants totaling over $1,400,000 for this purpose. Dr. Woods received his doctoral degree in Computer Science and Engineering from the University of South Florida in 1991. Dr. Woods also received a Master of Science and Bachelor of Science in Computer Engineering from the University of South Florida in 1989

                  The following table sets forth similar information with respect to incumbent directors in Class II and Class III of the Board of Directors who are not nominees for election at this Annual Meeting:

                               CLASS II DIRECTORS

                             (Term Expires in 2004)


                                                      Principal Occupation
Name of Nominee                 Age                       or Employment                         Director Since
---------------                 ---                       -------------                         --------------
James Harlan                    51       Executive Vice President and CFO of HNG                     2000
                                         Storage Company
Maha Sallam                     36       Executive Vice President of the Company                     2002
Elliot Sussman                  51       President and CEO of Lehigh Valley Hospital                 2002
                                         and Health Network


                  James Harlan has been the Executive Vice President and Chief Financial Officer of HNG Storage Company, a natural gas storage, development and operations company since 1998. From 1991 to 1997 Mr. Harlan served as General Manager and Chief Financial Officer of Pacific Resources Group, and with various manufacturing and distribution businesses in Asia in planning and finance development work. He also served as operations research and planning analyst for the White House Office of Energy Policy and Planning from 1977 to 1978, the Department of Energy from 1978 to 1981, and U.S. Synthetic Fuels Corporation from 1981 to 1984. He has a PhD in Public Policy with an operations research dissertation from Harvard University and a BS in Chemical Engineering from Washington University.

                  Maha Sallam has been the Executive Vice President for the Company since June 2002. From 1997 until the Company's acquisition of ISSI in June 2002, Dr. Sallam served as Director and Vice President of Regulatory Affairs and Clinical Testing and Secretary of ISSI. She was one of ISSI's founders and has over eleven years of industry and research experience in image analysis including a doctoral dissertation, conference presentations and several publications on the automated analysis of digital mammograms. Dr. Sallam received her doctorate degree in Computer Science and Engineering from the University of South Florida in May 1997. She also earned a Master of Science from the University of South Florida in 1991 and a Bachelor of Science in Computer Engineering from the University of South Florida in 1990.

                  Dr. Elliot Sussman is currently President and CEO of Lehigh Valley Hospital and Health Network, a position he has held since 1993. Dr. Sussman is the Leonard Parker Pool Professor of Health Systems Management, Professor of Medicine, and Professor of Health Evaluation Sciences at Pennsylvania State University's College of Medicine. Dr. Sussman served as a Fellow in General Medicine and a Robert Wood Johnson Clinical Scholar at the University of Pennsylvania, and trained as a resident at the Hospital of the University of Pennsylvania. Dr. Sussman holds a Masters in Business Administration from the Wharton School, University of Pennsylvania, a Medical Degree from Harvard University and a Bachelor of Arts Degree from Yale University.

                               CLASS III DIRECTORS

                             (Term Expires in 2005)


                                                      Principal Occupation
Name of Nominee                 Age                       or Employment                         Director Since
---------------                 ---                       -------------                         --------------
Robert Howard                   80       Chairman of the Board of Directors of the                   1984
                                         Company
W. Scott Parr                   52       President and Chief Executive Officer of the                1998
                                         Company


                  Robert Howard, the founder and Chairman of the Board of Directors of the Company, was the inventor of the first impact dot matrix printer. Mr. Howard was Chief Executive Officer of the Company from its establishment in 1984 until December of 1993. He was the founder, and from 1969 to April 1980 he served as President and Chairman of the Board, of Centronics Data Computer Corp. ("Centronics"), a manufacturer of a variety of computer printers. He resigned from Centronics' board of directors in 1983. From April 1980 until 1983, Mr. Howard was principally engaged in the management of his investments. Commencing in mid-1982, Mr. Howard, doing business as R.H. Research, developed the ink jet technology upon which the Company was initially based. Mr. Howard contributed this technology, without compensation, to the Company. Mr. Howard was Chairman of the Board of Presstek, from June 1988 to September 1998 and served as Chairman Emeritus of the Presstek Board from September 1998 to December 2000. Since May of 2002, Mr. Howard has been Chairman of the Board of Ionatron, Inc., a privately held company in Tucson, Arizona.

                  W. Scott Parr joined the Company in January 1998, as President and Chief Executive Officer. He was appointed to the Company's Board of Directors in February 1998. In connection with the merger of ISSI, W. Kip Speyer, the President and Chief Executive Officer of ISSI assumed the position of Chief Executive Officer of the Company and Mr. Parr continued in the position of President of the Company. Upon Mr. Speyer's resignation in September 2002, Mr. Parr was re-appointed as Chief Executive Officer of the Company. From 1997 until joining iCAD, Mr. Parr served as Divisional Director and a member of the Board of Directors of SABi International Ventures, Inc., where he was responsible for restructuring and upgrading certain US companies owned by foreign and venture investors. From 1995 to 1997, Mr. Parr was Chief Executive Officer, General Counsel and Director of Allied Logic Corporation, a start-up venture specializing in proprietary molding and manufacturing technologies. From 1990 to 1995 Mr. Parr was General Counsel and a Director of LaserMaster Technologies, Inc.

Board Of Directors and Committee Meetings

                  During the fiscal year ended December 31, 2002 ("Fiscal 2002"), the Board of Directors held two meetings. In addition, the Board took action by unanimous written consent in lieu of meetings.

                  The Company has an audit committee of the Board of Directors ("Audit Committee") consisting of Messrs. Harlan, Smith and Sussman. Each member of the Audit Committee is an "independent director" under the rules of the National Association of Securities Dealers, Inc. The Audit Committee, among other things, selects the firm to be appointed, subject to stockholder ratification, as independent accountants to audit the Company's financial statements, reviews significant accounting and reporting issues and developments, reviews and discusses the scope and results of each audit with the independent accountants, reviews with management and the independent accountants the Company's interim and year-end operating results and considers the adequacy of the internal accounting controls and audit procedures of the Company. The Audit Committee may also conduct inquiries into the Company's operations, including, without limitation, inquiries to ensure compliance with applicable laws, securities rules and regulations and accounting standards. The Audit Committee held two meetings during the fiscal year ended December 31, 2002.

                  The Company does not have a nominating or compensation committee of the Board of Directors.

Compensation Committee Interlocks and Insider Participation

                  There is no Compensation Committee or other committee of the Company's Board of Directors performing similar functions. The person who performed the equivalent function in 2002 was Robert Howard, Chairman of the Board under the direction of the Board of Directors. W. Scott Parr, Chief Executive Officer and a director, participated in discussions with Mr. Howard during the past completed fiscal year in his capacity as an executive officer in connection with executive officer compensation. During 2002 none of the executive officers of the Company served on the Board of Directors or Compensation Committee of any other entity.

Compliance with Section 16(a) of Securities Exchange Act of 1934

                  Section 16(a) of Securities Exchange Act of 1934 requires the Company officers and directors, and persons who beneficially own more than 10 percent of a registered class of the Company equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10 percent owners are required by certain SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

                  Based solely on the Company's review of the copies of such forms received by it, the Company believes that during Fiscal 2002 there was compliance with the filing requirements applicable to its officers, directors and 10% stockholders.

                               EXECUTIVE OFFICERS

                  The executive officers of the Company are Messrs. Parr and Ms. Sallam and Ms. Heroux, the Company's Vice President of Finance and Chief Financial Officer.

                  Annette Heroux, 46, joined the Company in October 1987 as Accounting Manager and was named Controller in October 1998 and Vice President of Finance, Chief Financial Officer in July 1999. Prior to joining the Company, Ms Heroux worked from 1980 to 1987 for Laurier, Inc., a semiconductor equipment manufacturer, in various financial and managerial capacities.


Key Employees

Name                     Age        Position
----                     ---        --------
Richard Lehman           65      Vice President of Hardware Engineering
William Langille         51      Vice President of Operations
Ernest Henrichon         61      Vice President of  Software Engineering


                  Richard F. Lehman joined the Company in July 1990, as Director of Scanner Engineering. In December 1993, he was named Vice President of Scanner Engineering and in October 1996, he was named Vice President of Engineering. Prior to joining the Company, Mr. Lehman was employed by Xerox Corporation for 23 years where he served in various engineering and managerial capacities.

                  William A. Langille joined the Company in March 2001 as Vice President of Operations and has also served as President of the Company's Howtek Devices Corporation subsidiary since July 2002. Prior to joining the Company, Mr. Langille worked from 1999 to 2001 for Inspex, a manufacturer of test equipment for the semiconductor industry. From 1973 to 1997, Mr. Langille worked for Nashua Corporation, a fortune 500 multinational manufacturer and distributor of computer products and office supplies, in various manufacturing and managerial capacities.

                  Ernest Henrichon joined the Company in February 2003, as Vice President of Software Engineering. From 1998 to 2002, Dr. Henrichon was Vice President of Engineering at Newpoint Technologies, Inc., a provider of real-time network management software and systems integration services to the satellite and broadcast industries. He was Vice President of Engineering at Imaging Technology Inc. from 1990 to 1997, where he had responsibility for the development of software and hardware components used in OEM image processing applications.

                             EXECUTIVE COMPENSATION

                  The following table provides information on the compensation provided by the Company during fiscal years 2002, 2001 and 2000 to the persons serving as the Company's Chief Executive Officer during Fiscal 2002, the Company's most highly compensated executive officers and certain key employees serving at the end of Fiscal 2002 (the "Named Persons"). Included in this list are only those executive officers and key employees whose total annual salary and bonus exceeded $100,000 during Fiscal 2002.

                           SUMMARY COMPENSATION TABLE


                                                                                    Securities
                                                                                    Underlying
Name and Principal Position                                  Year      Salary($)    Option(#)
---------------------------                                  ----      ---------    ---------
W. Kip Speyer (1)
Chief Executive Officer................................      2002        116,874     625,000(2)

W. Scott Parr
President, Chief Executive Officer, Director...........      2002        173,762        125,000
                                                             2001        145,669          4,000
                                                             2000        138,357            -0-
Richard F. Lehman
Vice President of  Hardware Engineering................      2002        126,178         15,372
                                                             2001        114,135          4,000
                                                             2000        116,986          5,000
William A. Langille
Vice President of Operations...........................      2002        117,479         54,500
                                                             2001         71,786         83,000


(1) Mr. Speyer served as Chief Executive Officer of iCAD from June 2002 until his resignation in September 2002.

(2) Includes 75,000 options issued by the Company in the merger with ISSI in June 2002, in exchange for ISSI options held by Mr. Speyer.

                        OPTION GRANTS IN LAST FISCAL YEAR

                  The following table sets forth certain information regarding stock options granted by the Company to the Named Persons in Fiscal 2002.



                             Individual Grants                                              Potential Realizable
                             Number of     Percent of                                       Value at Assumed Annual
                             Securities    Total Options                                    Rates of Stock Price
                             underlying    Granted to       Exercise of                     Appreciation for Option
                             Options       Employees in     Base Price                      Term (3)
Name                         Granted(1)    Fiscal Year(2)      ($/Sh)      Expiration Date     5%($)         10%($)
----                         ----------    --------------      ------      ---------------  ----------    -----------
W. Kip Speyer                  75,000(4)                          .80      05/29/2011           37,734       95,625
                              550,000            25%             3.49      06/28/2012        1,207,163    3,059,189
W. Scott Parr                  25,000                            1.75      01/16/2012           27,514       69,726
                              100,000             5%             2.69      11/29/2012          169,173      428,717
Richard F. Lehman              15,372                            1.55      11/04/2012           14,984       37,973
                                                  1%
William A. Langille            20,000                            1.75      01/16/2012           22,011       55,781
                               34,500             2%             1.55      11/04/2012           33,630       85,225



(1) All of the foregoing options vest in installments at various times between January 16, 2002 and June 28, 2005.

(2) The total number of options granted in Fiscal 2002 includes 500,000 options of the Company issued in exchange for ISSI options in connection with the merger in June 2002.

(3) The potential realizable value columns of the table illustrate values that might be realized upon exercise of the options immediately prior to their expiration, assuming the Company's Common Stock appreciates at the compounded rates specified over the term of the options. These numbers do not take into account provisions of options providing for termination of the option following termination of employment or non transferability of the options and do not make any provision for taxes associated with exercise. Because actual gains will depend upon, among other things, future performance of the Common Stock, there can be no assurance that the amounts reflected in this table will be achieved.

(4) Represents options of the Company issued in exchange for ISSI options in connection with the merger in June 2002.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

The following table sets forth information regarding the exercise of stock options during the Company's last completed fiscal year by each of the Named Persons and the fiscal year-end value of unexercised options.


                                                                Number of Securities         Value of Unexercised
                                                                Underlying Unexercised       In-the-Money Options at
                                                                Options at FY-End(#)         FY-End($)(1)

                              Shares Acquired                   Exercisable/                 Exercisable/
Name                          on Exercise (#)   Value Realized  Unexercisable                Unexercisable
----                          ---------------   --------------  -------------                -------------
W. Kip Speyer (2)                    0                0         625,000 / -0-                128,250 / -0-
W. Scott Parr (2)                    0                0         510,050 / 21,468             584,512 / 36,496
Richard F. Lehman (2)                0                0          64,628 /  15,372             73,793 / 14,757
William A. Langille (2)              0                0          73,000 / 74,500              89,880 / 95,250


------------------------
(1) Based upon the closing price of the Common Stock on December 31, 2002, of $2.51 per share.

(2) Options granted pursuant to the Company's merger and 1993 and 2001 Stock Option Plans.


Employment Agreements

                  The Company does not have any employment agreements with its executive officers or key employees.

                  In September 2002, the Company entered into a Separation Agreement with each of W. Kip Speyer, the former Chief Executive Officer of iCAD and Gregory J. Stepic, the former Vice President of Finance of iCAD. The Separation Agreements acknowledged the resignations of each of Messrs. Speyer and Stepic and provided for severance payments to Messrs. Speyer and Stepic of $500,000 and $148,000, respectively, in lieu of any severance payments to which they may have been entitled to under their employment agreements. The severance payments, less any required withholding by the Company, are payable to Mr. Speyer in equal installments over a 30 month period and to Mr. Stepic in equal installments over a 12 month period, in each case subject to the right to accelerate payments upon the sale of the outstanding stock of the Company or upon a sale by the Company of substantially all of its assets. Under the Separation Agreements, each of Messrs. Speyer and Stepic was entitled to retain his outstanding options of the Company which remain exercisable in accordance with their respective terms. Also, pursuant to the Separation Agreements Messrs. Speyer and Stepic each agreed to remain bound by the confidentiality and non-competition provisions of their employment agreements for the periods set for in the employment agreements.

Compensation of Directors

                  The Company does not pay cash compensation to members of its board of directors for their services as board members. The Company does reimburse members of the board for out-of-pocket expenses incurred for attendance at board and board committee meetings.

                  During Fiscal 2002 the Company granted the following ten year options to its board members: an aggregate of 125,000 options exercisable at prices ranging from $1.75 to $2.69 per share to W. Scott Parr, which options were immediately exercisable; 75,000 options exercisable at $1.55 per share to James Harlan, which options vest annually in three equal installments beginning on September 30, 2003; 100,000 options exercisable at $3.49 per share to Maha Sallam, which options were immediately exercisable; 20,000 options exercisable at $1.55 per share to Brett Smith, which options vest annually in three equal installments beginning on September 30, 2003; 45,000 options exercisable at $1.55 per share to Dr. Elliot Sussman, which options vest annually in three equal installments beginning on September 30, 2003; and 155,000 options exercisable at $3.49 per share to Kevin Woods, which options were immediately exercisable.


Report on Executive Compensation

                  There is no Compensation Committee of the Board of Directors or other committee of the Board of Directors performing an equivalent function. As noted above, executive compensation in 2002 was determined by the Company's Chairman of the Board, Robert Howard, in consultation with W. Scott Parr, the Company's Chief Executive Officer. There is no formal compensation policy for either the Chief Executive Officer or the other executive officers of the Company. Executive Compensation is based generally on performance and the Company's resources, but not on specific objective criteria.

                  Stock Options. Stock option awards are intended to attract, retain and motivate personnel by affording them an opportunity to receive additional compensation based upon the performance of the Company's Common Stock. The size and grant of actual awards is determined by the Board on an individual basis, taking into account the individual's role in the Company and standard principals of reward, retention and recognition to which option grants are geared. The Board's determination as to the size of actual awards to individual executives is subjective, after taking into account the relative responsibilities and contributions of the individual employee.

By the Board of Directors:

Robert Howard, W. Scott Parr; James Harlan; Maha Sallam; Brett Smith, Elliot Sussman and Kevin Woods.

Stock Performance Graph

         The following chart sets forth a line graph comparing the performance of the Company's common stock, over the past five years. This graph assumes the investment of $100 on December 31, 1997, in the Company's common stock, and compares the performance with the Nasdaq Composite Index and the Nasdaq Computer Manufacturer Index. Measurement points are at December 31 for each respective year.

         Those companies which compete with the Company in its principal market, image scanning, are either small subsidiaries or divisions of large United States corporations or are foreign companies which are either not quoted on a stock exchange or for which data is difficult to obtain. For this reason a more generic index of Nasdaq technology stocks has been adopted. The Company pays no dividends on its common stock. The Nasdaq Composite Index and the Nasdaq Computer Manufacturer Index reflect a cumulative total return based upon the reinvestment of dividends of the stocks included in those indices. The historical information set forth below is not necessarily indicative of future performance.

     Comparative 5-year Cumulative Total Return Among iCAD, Nasdaq Composite
                Index and the Nasdaq Computer Manufacturer Index


                               [GRAPHIC OMITTED]


    12/31/97     12/31/98     12/31/99     12/31/00      12/31/01   12/31/02
    $100.00      $ 18.18      $ 35.46      $ 46.37       $ 21.09    $ 36.51
     100.00       212.71       394.50       238.02        188.82     130.54
     100.00       352.13       747.47       426.15        293.57     194.53

                          VOTING SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

                  The following table sets forth certain information regarding the Common Stock, Series A and Series B Convertible Preferred Stock of the Company owned on the Record Date, by (i) each person who is known to the Company to own beneficially more than 5% of the outstanding shares of the Company's Common Stock (ii) each executive officer and key employee named in the Summary Compensation Table, (iii) each director of the Company, and (iv) all current executive officers and directors as a group. The table also provides information regarding beneficial owners of more than 5% of the outstanding shares of the Company's Series A and Series B Convertible Preferred Stock. Unless otherwise indicated below, the address of each beneficial owner is c/o iCAD, Inc. 4 Townsend West, Suit 17, Nashua, New Hamsphire 03063.


                                                                                 Number of Shares
              Name and Address of                        Title                     Beneficially                     Percentage
                Beneficial Owner                       of Class                   Owned (1) (2)                      of Class
                ----------------                       --------                   --------------                     ---------
    Robert Howard                                 Common                             5,259,863 (3)                     19.4%
          145 East 57th Street
          New York, New York 10022
    Maha Sallam                                   Common                             2,346,000 (4)                      8.7%
          4902 Eisenhower Blvd.
          Tampa, FL 33634
    Donald Chapman                                Common                             1,950,706 (5)                      7.0%
          8650 South Ocean Drive                  Preferred Series A                     4,600                         64.3%
          Jenson Beach, FL 34957                  Preferred Series B                       680                         48.6%
    W. Kip Speyer                                 Common                             1,818,000 (6)                      6.6%
          10361 Parkstone Way
          Boca Raton, FL 33498
    Kevin Woods                                   Common                             1,557,275 (7)                      5.7%
          4902 Eisenhower Blvd.
          Tampa, FL 33634
    W. Scott Parr                                 Common                               657,647 (8)                      2.4%
                                                  Preferred Series A                       550                          7.7%
                                                  Preferred Series B                        50                          3.6%
    Edgar Ball                                    Preferred Series B                       200                         14.3%
            PO Box 560726
            Rockledge, FL 32956
    Blank Rome LLP                                Common                               500,000                          1.8%
            405 Lexington Avenu2
            New York, NY 10174
    Dr. Lawrence Howard                           Preferred Series A                     1,000                         14.0%
            660 Madison Avenue
            New York, NY 10021
    John McCormick                                Preferred Series A                     1,000                         14.0%
            11340 SW Aventine Circus
             Portland, OR 97219
    Dr. Herschel Sklaroff                         Preferred Series B                       100                          7.1%
           1185 Park Avenue
           New York, NY 10128
    John Westerfield                              Preferred Series B                       100                          7.1%
            4522 SW Bimini Circle N.
            Palm City, FL 34990
    James Harlan                                  Common                               129,000 (9)                         *
    Brett Smith                                   Common                                43,255 (10)                        *
                                                  Preferred Series B                        20                          1.4%
    Dr. Elliot Sussman                            Common                                18,000 (11)                        *
    Richard Lehman                                Common                                70,752 (12)                        *
    William Langille                              Common                                90,889 (13)                        *
    All current executive officers and            Common                            10,131,085 (3), (4), &             35.8%
     directors as a group (8 persons)                                                          (7) through (11)
                                                  Preferred Series A                       550                          7.7%
                                                  Preferred Series B                        70                          5.0%

    ----------------------------------
       * Less than one percent

1) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the Record Date, upon the exercise of options, warrants or rights; through the conversion of a security; pursuant to the power to revoke a trust, discretionary account or similar arrangement; or pursuant to the automatic termination of a trust, discretionary account or similar arrangement. Each beneficial owner's percentage ownership is determined by assuming that the options or other rights to acquire beneficial ownership as described above, that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the Record Date, have been exercised.

2) Unless otherwise noted, the Company believes that the persons referred to in the table have sole voting and investment power with respect to all shares reflected as beneficially owned by them.

3) Includes options to purchase 10,000 shares of the Company's Common Stock at $1.72 per share and $75,000 shares at $2.76 per share. Also, includes 40,000 shares beneficially owned by Mr. Howard's wife.

4) Includes 183,625 shares owned by Dr. Sallam's husband. Also includes options to purchase 56,250 shares of the Company's Common Stock at $0.80 per share and 100,000 shares at $3.49 per share.

5) Includes 28,000 shares owned by Mr. Chapman's wife, 460,000 shares of Common Stock issuable upon conversion of 4,600 shares of Series A Convertible Preferred Stock and 340,000 shares of Common Stock issuable upon conversion of 680 shares of Series B Convertible Preferred Stock owned by Mr. Chapman.

6) Includes options to purchase 75,000 shares of the Company's Common Stock at $0.80 per share and 550,000 shares at $3.49 per share.

7) Includes options to purchase 56,250 shares of the Company's Common Stock at $0.80 per share and 155,000 shares at $3.49 per share.

8) Includes 11,000 shares owned by Mr. Parr's wife. Also includes options to purchase 275,268 shares of the Company's Common Stock at $1.13 per share, 125,000 shares at $0.81 per share, 2,250 shares at $1.00 per share, 4,000 shares at $0.95 per share, 25,000 shares at $1.75 per share and 100,000 shares at $2.69 per share, 55,000 shares of Common Stock issuable upon conversion of 550 shares of Series A Convertible Preferred Stock and 25,000 shares of Common Stock issuable upon conversion of 50 shares of Series B Convertible Preferred Stock owned by Mr. Parr.

9) Includes options to purchase 25,000 shares of the Company's Common Stock at $1.75 per share and 25,000 shares at $1.55 per share.

10) Includes options to purchase 25,000 of the Company's Common Stock at $3.00 per share and 6,667 at $1.55 per share. Also, includes 10,000 shares of Common Stock issuable upon conversion of 20 shares of Series B Convertible Preferred Stock.

11) Includes options to purchase 15,000 shares of the Company's Common Stock at $1.55 per share.

12) Includes 1,000 shares owned by Mr. Lehman's wife. Also includes options to purchase 26,500 of the Company's Common Stock at $1.72 per share, 16,376 shares at $1.13 per share, 7,752 shares at $1.00 per share, 5,000 shares at $0.81 per share, 5,000 shares at $1.75 per share, 4,000 shares at $0.95 per share and 5,124 shares at $1.55 per share.

13) Includes options to purchase 30,000 shares of the Company's Common Stock at $1.75 per share, 43,000 shares at $0.95 per share and 11,500 shares at $1.55 per share.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

                  The Company has a Revolving Loan and Security Agreement (the "Loan Agreement") with Mr. Robert Howard, Chairman of the Board of Directors of the Company, under which Mr. Howard has agreed to advance funds, or to provide guarantees of advances made by third parties in an amount up to $3,000,000. The Loan Agreement expires January 4, 2004, subject to extension by the parties. Outstanding advances are collateralized by substantially all of the assets of the Company and bear interest at prime interest rate plus 2%. Mr. Howard is entitled to convert outstanding advances made by him under the Loan Agreement into shares of the Company's common stock at any time based on the outstanding closing market price of the Company's common stock at the lesser of the market price at the time each advance is made or at the time of conversion. A proposal to amend the terms of the Loan Agreement is being submitted to the stockholders at this Annual Meeting. See "Proposal I."

                  In March 2002, Mr. Howard converted $500,000 of advances made under the Loan Agreement into 215,517 shares of restricted common stock of the Company.

                  During the second quarter of 2002 the Company borrowed $250,000 and in November 2002 the Company repaid Mr. Howard $50,000 pursuant to the Loan Agreement. In 2003 the Company borrowed $1,230,000. As of the Record Date $1,430,000 was owed by the Company and the Company had $1,570,000 available for future borrowings under the Loan Agreement.

                  In connection with the merger of the Company and ISSI in June 2002, the Company issued 2,000,000 shares of common stock to an entity owned by Mr. Robert Howard in exchange for 1,600,000 shares of ISSI common stock owned by the entity.

                  The Company had Secured Demand Notes and Security Agreements (the "Notes") owed to Mr. Robert Howard. The principal of these Notes was due and payable in full, together with interest accrued and any penalties provided for, on demand. Under the terms of the Notes the Company agreed to pay interest at the lower rate of (a) 12% per annum, compounded monthly or (b) the maximum rate permitted by applicable law. Payment of the Notes was secured by a security interest in certain assets of the Company. In March 2002 the Company repaid the principal balance due in the amount of $500,000 and the Notes were discharged.

                  The facility formerly housing the Company's principal executive offices and research and development laboratory was leased by the Company from Mr. Robert Howard. Rental expense for the year ended December 31, 2002 was $78,500. The Company relocated in January 2003 to a facility leased from an unafilliated party.


                             AUDIT COMMITTEE REPORT

                  In October 2002, the Chairman of the Audit Committee met with management and representatives of BDO Seidman, LLP to review and discuss the audit and the procedures and timing of the audit. In November 2002 the Audit Committee met to review and discuss the audit and the procedures and timing of the audit. In February 2003, the Audit Committee met with management and representatives of BDO Seidman, LLP to review and discuss the audited financial statements. The Audit Committee also conducted discussions with the Company's independent auditors, BDO Seidman, LLP, regarding the matters required by the Statement on Auditing Standards No. 61. As required by Independence Standards Board Standard No. 1, "Independence Discussion with Audit Committees," the Audit Committee has discussed with and received the required written disclosures and confirming letter from BDO Seidman, LLP regarding its independence and has discussed with BDO Seidman, LLP its independence. Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002.

                  The Audit Committee -

                        James Harlan (Chairperson), Brett Smith, Elliot Sussman

                                   PROPOSAL I

                           AMENDMENT TO LINE OF CREDIT

                  The Company currently has a $3,000,000 line of credit agreement with Robert Howard, Chairman of the Board of the Company, which provides, among other things, that advances under the line of credit agreement are convertible into Common Stock of iCAD based on a conversion price defined as the lesser of the market price of Common Stock at the time of conversion or the market price of the Common Stock at the time the advance is made. The line of credit bears interest at a rate equal to 2% above prime interest rate, currently 6.25%. In order to induce Mr. Howard to continue the line of credit and increase the line of credit to $4,000,000, the Board of Directors proposes to amend iCAD's line of credit agreement with Mr. Howard to provide that advances under the line of credit agreement will bear interest at a rate equal to 2% above the prime interest rate with a minimum of 8%.

                  The Board of Directors has approved an increase in the line of credit to $4,000,000 and the other amendments to the line of credit agreement with Mr. Howard described above and submits the amendment to the stockholders for adoption. The Board of Directors believes that it is in the best interest of the Company and its stockholders to increase and continue the line of credit, as amended by the proposed amendment, which amendment is a condition to increasing and extending the line of credit for at least one year beyond its current term.

                  If the amendment is adopted by the requisite number of votes, the amendment will become effective upon stockholder approval.


Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE AMENDMENT TO THE LINE OF CREDIT.


                               RATIFICATION OF THE
                       APPOINTMENT OF INDEPENDENT AUDITORS

                  BDO Seidman, LLP has audited and reported upon the financial statements of the Company for the fiscal year ended December 31, 2002. The Audit Committee of the Board of Directors has re-appointed BDO Seidman, LLP as the Company's independent accountants for the Company's fiscal year ending December 31, 2003. Although stockholder approval of the appointment of BDO Seidman, LLP is not required by law, the Audit Committee and the Board of Directors believe that it is advisable to give stockholders an opportunity to ratify this appointment. Furthermore, although the appointment of BDO Seidman, LLP is being submitted for stockholder ratification, the Audit Committee reserves the right, even after ratification by stockholders, to change the appointment of BDO Seidman, LLP as auditors, at any time during the 2003 fiscal year, if it deems such change to be in the best interests of the Company. A representative of BDO Seidman, LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

                  In addition to retaining BDO Seidman, LLP to audit the Company's financial statements, the Company engages BDO Seidman, LLP from time to time to perform other services. The following sets forth the aggregate fees billed by BDO Seidman, LLP to the Company in connection with services rendered during the fiscal years ended December 31, 2001 and 2002.

            Fee Type                  Fiscal 2001              Fiscal 2002
           ---------                  -----------              -----------
           Audit Fees                    $60,000                   $61,956
           Audit Related Fees (1)            -0-                   $50,550

(1) Includes fees relating to the merger of the Company and ISSI.


                  The Audit Committee has considered whether the provision of BDO's services covered in the preceding paragraph is compatible with maintaining BDO Seidman, LLP's independence and has determined that it is.


Recommendation

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN, LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2003.


                  STOCKHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

                  Stockholders who wish to present proposals appropriate for consideration at the Company's annual meeting of stockholders to be held in the year 2004 must submit the proposal in proper form to the Company at its address set forth on the first page of this proxy statement and in accordance with applicable regulations of the SEC not later than April 30, 2004 in order for the proposition to be considered for inclusion in the Company's proxy statement and form of proxy relating to such annual meeting. Any such proposals, as well as any questions related thereto, should be directed to the Secretary of the Company.

                  After the April 30, 2004 deadline, a stockholder may present a proposal at the Company's annual meeting to be held in 2004 if it is submitted to the Company's Secretary at the address set forth above no later than July 14, 2004. If timely submitted, in proper form, the stockholder may present the proposal at the annual meeting to be held in 2004, but the Company is not obligated to include the matter in its proxy statement.

                                OTHER INFORMATION

                  Proxies for the Annual Meeting will be solicited by mail and through brokerage institutions and all expenses involved, including printing and postage, will be paid by the Company.

                  A COPY OF THE COMPANY'S ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 2002 ON FORM 10-K IS BEING FURNISHED HEREWITH TO EACH STOCKHOLDER OF RECORD AS OF THE CLOSE OF BUSINESS ON AUGUST 1, 2003. ADDITIONAL COPIES OF SUCH ANNUAL REPORT WILL BE PROVIDED FOR A NOMINAL CHARGE UPON WRITTEN REQUEST TO:

                                   ICAD , INC.
                            4 TOWNSEND WEST, SUITE 17
                           NASHUA, NEW HAMPSHIRE 03063
                            ATTENTION: ANNETTE HEROUX

                  The Board of Directors is aware of no other matters, except for those incident to the conduct of the Annual Meeting, that are to be presented to stockholders for formal action at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournments thereof, it is the intention of the persons named in the proxy to vote the proxy in accordance with their judgment.

                                 By order of the Board of Directors,

                                 Robert Howard,
                                 Chairman of the Board,


August 28, 2003
                                   iCAD, Inc.
                            4 Townsend West, Suite 17
                           Nashua, New Hampshire 03063

     PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD SEPTEMBER 23, 2003.
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


      The undersigned hereby appoints W. SCOTT PARR and ANNETTE HEROUX, and each of them, Proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at the Annual Meeting of Stockholders of iCAD, Inc. (the "Company") on Tuesday, September 23, 2003, at 10:00 AM or at any adjournment or adjournments thereof, according to the number of votes that the undersigned would be entitled to vote if personally present, upon the following matters:

1. ELECTION OF CLASS I DIRECTORS:

      |_| FOR all nominees listed below          |_| WITHHOLD AUTHORITY
          (except as marked to the contrary          to vote for all nominees
          below).                                    listed below.

                           Brett Smith and Kevin Woods


(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space below.)


-------------------------------------------------------------------------------
                                   (Continued and to be signed on reverse side)

2. Amendment to Loan Agreement with Robert Howard.

      |_|  FOR       |_|   AGAINST       |_|   ABSTAIN

3. Ratification of the appointment of BDO Seidman, LLP as the Company's independent auditors for the fiscal year ending December 31, 2003.

      |_|  FOR       |_|   AGAINST       |_|   ABSTAIN

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ABOVE. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THOSE NOMINEES AND THE PROPOSALS LISTED ABOVE.


DATED: _______________, 2003

                                       Please sign exactly as name appears
                                       hereon. When shares are held by joint
                                       tenants, both should sign. When signing
                                       as attorney, executor, administrator,
                                       trustee or guardian, please give full
                                       title as such. If a corporation, please
                                       sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                       -------------------------------------
                                                     Signature

                                       -------------------------------------
                                             Signature if held jointly


        Please mark, sign, date and return this proxy card promptly using the enclosed envelope.